UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

PREMIER FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-26850 (Commission File No.)	34-1803915 (IRS Employer I.D. No.)

           601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

                      Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PFC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 7.01 Regulation FD Disclosure

Premier Financial Corp. (the “Company”) is disclosing the following update to certain COVID-19 related loan payment deferral information. The Company continues to monitor the effects of COVID-19 on the loan portfolio as well as all the associated risks to minimize any potential losses. In an effort to help its customers impacted by the COVID-19 pandemic, Premier Bank, the Company’s wholly-owned subsidiary (the “Bank”), has implemented hardship relief programs that, among other things, include loan payment deferrals that range from one to six months. While the Bank continues to receive requests from borrowers for payment deferrals on loans, the amount of loan payment deferrals declined from $482.7 million, or 8.8% of the total loan portfolio at September 30, 2020, to $206.7 million, or 3.7% of the total loan portfolio at October 31, 2020.

A breakdown of deferrals as of September 30, 2020, and updated as of October 31, 2020, is as follows (in thousands):

COVID-19 Deferrals Update
(unaudited, $ in thousands)

	As of September 30, 2020	As of October 31, 2020
Commercial loan deferrals	$434,554	$176,672
% of commercial loans	11.4%	4.4%
% of total loans	7.9%	3.2%
Retail loan deferrals	$48,187	$30,001
% of retail loans	2.9%	2.0%
% of total loans	0.9%	0.5%
Total loan deferrals	$482,741	$206,673
% of total loans	8.8%	3.7%

COVID-19 Commercial Loans Update
(unaudited)

Commercial High Sensitivity Portfolio Update

	As of September 30, 2020			As of October 31, 2020
Industry:	% of Total Loans	% Balances Deferred	% of Classified Loans in Subsector	% of Total Loans	% Balances Deferred	% of Classified Loans in Subsector
Traveler Accommodation	2.8%	60.7%	3.9%	2.8%	13.0%	3.9%
Food Service	1.0%	22.4%	0.6%	1.0%	0.5%	0.5%
Sub-total	3.7%	51.0%	3.1%	3.8%	9.7%	3.0%
Retail Trade and CRE	9.4%	17.7%	1.3%	9.4%	8.1%	1.3%
Long-term Care	1.9%	10.8%	11.0%	1.9%	2.2%	10.9%
Arts/Entertainment/Recreation	0.4%	37.8%	2.5%	0.4%	32.2%	2.6%
Energy	0.1%	0.0%	0.0%	0.1%	0.0%	0.0%
Total	15.6%	25.2%	3.0%	15.7%	8.3%	2.9%

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COVID-19 Commercial Loan Deferral Update
($ in thousands)

Deferral Type:	September 30, 2020 Balance	New Deferrals	Net Payoffs/ Type Charges	Return to Pay (1)	October 31, 2020 Balance	October Extensions
Interest only 1-3 months	$12,314	$0	$(18)	$(10,988)	$1,308	$0
Interest only 4-5 months	26,943	0	(23)	(4,294)	22,626	0
Interest only 6 months	55,196	0	17,241	(29,845)	42,592	17,472
Deferred payment 1-90 days	57,262	824	(16,917)	(30,263)	10,906	0
Deferred payment 91-179 days	6,497	0	(2)	(6,269)	226	0
Deferred payment 180 days	276,342	0	(320)	(177,008)	99,014	0
Total	$434,554	$824	$(39)	$(258,667)	$176,672	$17,472

(1) Represents approximately 93.4% of previously disclosed October 2020 scheduled expirations.

COVID-19 Commercial Loan Deferral Expirations as of October 31, 2020
($ in thousands)

Month:	October 31, 2020 Balance
November	$124,146
December	12,216
January	15,381
February	5,075
March	0
April	19,854
Total	$176,672

The information contained in this Item 7.01 of this Current Report is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any filings made by the Company pursuant to the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The Company does not intend to update this information and has no current intention of releasing similar information in the future.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, the Annual Report on Form 10-K for the year ended December 31, 2019, and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC. All information provided in this Report is as of the date hereof, and we undertake no duty to update this information unless required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PREMIER FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman
Chief Executive Officer

Date: November 6, 2020

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